                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Second Quarter 2025 Results

•Second quarter revenues totaled $562 million

•Second quarter GAAP consolidated loss from continuing operations of $46 million

•Adjusted EBITDA in Q2 totaled $65 million

•2025 Adjusted EBITDA now expected to be within a range of $290 million to $310 million and free cash flow expected to be within a range of $15 million to $35 million; updated guidance ranges reflect revised outlook for Harsco Rail

•Announces formal process to evaluate strategic alternatives

PHILADELPHIA (Aug. 05, 2025) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported second quarter 2025 results. Revenues in the second quarter of 2025 totaled $562 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations was $46 million. Adjusted EBITDA was $65 million.

On a GAAP basis, the second quarter of 2025 diluted loss per share from continuing operations was $0.58, including contract adjustments in Harsco Rail, an asset impairment and site exit costs in Harsco Environmental, and strategic expenses. The adjusted diluted loss per share from continuing operations in the second quarter of 2025 was $0.22. These figures compare with a second quarter of 2024 GAAP diluted loss per share from continuing operations of $0.16, which included certain contract adjustments in Harsco Rail, and adjusted diluted earnings per share from continuing operations of $0.02.

“Our environmental businesses performed well in the quarter and in line with our expectations,” said Enviri Chairman and CEO Nick Grasberger. “Clean Earth achieved record Q2 earnings while continuing to generate strong free cash flow, and Harsco Environmental again delivered consistent performance despite steel-industry volumes remaining subdued. Rail results were below our expectations and negatively impacted by weak demand and ongoing operating challenges.”

“The second quarter began with significant economic uncertainty, and our forward-looking outlook is mixed. Fundamentals for Clean Earth and Harsco Environmental remain stable, while market conditions for Harsco Rail have weakened due to slowing global demand. This weakness can be partially attributed to global trade tensions, and our revised 2025 guidance reflects a more cautious view on Rail. Looking into the second half of the year, we intend to continue executing on our strategic priorities with discipline, while concurrently reviewing strategic alternatives available to the Company to unlock the significant value inherent in our businesses.”

Enviri Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2025	Q2 2024
Revenues	$562	$610
Operating income/(loss) from continuing operations - GAAP	$(7)	$31
Income (loss) from continuing operations	$(46)	$(10)
Diluted EPS from continuing operations - GAAP	$(0.58)	$(0.16)
Adjusted EBITDA - non-GAAP	$65	$86
Adjusted EBITDA margin - non-GAAP	11.5%	14.1%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.22)	$0.02
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Second Quarter Operating Results
Consolidated revenues from continuing operations were $562 million, or 8% below the prior-year quarter. Clean Earth realized an increase in revenues compared with the second quarter of 2024, while revenues for the Company's other business segments were lower year-on-year. Business divestitures during 2024 in Harsco Environmental negatively impacted second quarter 2025 revenues by approximately $22 million, compared with the same quarter in 2024.
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The Company's GAAP consolidated loss from continuing operations was $46 million for the second quarter of 2025, compared with a GAAP consolidated loss of $10 million in the same quarter of 2024. Meanwhile, Adjusted EBITDA totaled $65 million in the second quarter of 2025 versus $86 million in the second quarter of the prior year. An increase in Adjusted EBITDA from Clean Earth compared with the prior-year quarter was offset by lower contributions from the Company's other business segments, as anticipated. Divestitures negatively impacted second quarter 2025 Adjusted EBITDA by approximately $3 million, compared with the prior-year period.

Second Quarter Business Review

Harsco Environmental

($ in millions)	Q2 2025	Q2 2024
Revenues	$258	$293
Operating income (loss) - GAAP	$4	$20
Adjusted EBITDA - non-GAAP	$40	$49
Adjusted EBITDA margin - non-GAAP	15.5%	16.8%

Harsco Environmental revenues totaled $258 million in the second quarter of 2025, a decrease compared with the prior-year quarter. The year-over-year revenue change is attributable to business divestitures, lower service levels due to site closures and contract exits, and lower eco-products volumes. Excluding divestiture impacts, revenues declined 5%. The segment's GAAP operating income was $4 million and Adjusted EBITDA totaled $40 million in the second quarter of 2025. These figures compare with GAAP operating income of $20 million and Adjusted EBITDA of $49 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned impacts. As a result, Harsco Environmental's Adjusted EBITDA margin was 15.5% in the second quarter of 2025 versus 16.8% in the comparable quarter of 2024.

Clean Earth

($ in millions)	Q2 2025	Q2 2024
Revenues	$246	$236
Operating income (loss) - GAAP	$25	$24
Adjusted EBITDA - non-GAAP	$40	$38
Adjusted EBITDA margin - non-GAAP	16.3%	16.1%

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Clean Earth revenues totaled $246 million in the second quarter of 2025, a 4% increase over the prior-year quarter due to higher volumes and services pricing. The segment's GAAP operating income was $25 million and Adjusted EBITDA was $40 million in the second quarter of 2025. These figures compare with GAAP operating income of $24 million and Adjusted EBITDA of $38 million in the prior-year period. The year-on-year improvement in adjusted earnings is attributable to the above-mentioned factors and efficiency improvements, partially offset by higher operating expenses, including the impact of temporary outages at primary disposal outlets, resulting in usage of higher costs alternatives. As a result, Clean Earth's Adjusted EBITDA margin increased to 16.3% in the second quarter of 2025 versus 16.1% in the comparable quarter of 2024.

Harsco Rail

($ in millions)	Q2 2025	Q2 2024
Revenues	$58	$81
Operating income (loss) - GAAP	$(20)	$(3)
Adjusted EBITDA - non-GAAP	$(3)	$7
Adjusted EBITDA margin - non-GAAP	(5.7)%	9.1%

Harsco Rail revenues totaled $58 million in the second quarter of 2025, a 28% decrease over the prior-year quarter. This change reflects lower volumes for equipment, aftermarket parts, and technology products. The segment's GAAP operating loss was $20 million and Adjusted EBITDA loss was $3 million in the second quarter of 2025. These figures compare with a GAAP operating loss of $3 million and Adjusted EBITDA of $7 million in the prior-year period. The year-on-year change in adjusted earnings resulted from lower volumes as well as higher manufacturing costs and a less favorable business mix.

Cash Flow
Net cash provided by operating activities was $22 million in the second quarter of 2025, compared with $39 million in the prior-year period. Adjusted free cash flow was $(14) million in the second quarter of 2025, compared with $9 million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to lower cash earnings and higher capital spending, as anticipated, partially offset by working capital and lower pension contributions.

Exploration of Strategic Alternatives
In a separate press release today, the Company announced that its Board of Directors has authorized management to conduct a formal process to evaluate and explore strategic alternatives aimed at unlocking shareholder value.

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The Company is evaluating a wide range of value creation alternatives including but not limited to a tax-efficient sale or separation of the Clean Earth business, along with the continued execution of the Company’s business plan.

There can be no assurances regarding any specific outcome or transaction resulting from this review. The Company has not established a timetable for completion of the review and does not intend to provide additional updates unless and until it determines further disclosure is appropriate or necessary. The release can be viewed on the Company's Investor Relations page at investors.enviri.com.

2025 Outlook
The Company's outlook for Adjusted EBITDA and Free Cash Flow is revised to reflect current expectations for Harsco Rail, where lower global demand for standard products and higher manufacturing costs are impacting performance. Rail orders throughout North America and Asia have been weak in the first-half of 2025 and the Company anticipates this softness will persist for the balance of the year, resulting in lower shipments than previously forecasted. Guidance for Harsco Environmental and Clean Earth are unchanged from the prior quarter. Key business drivers for each segment as well as other 2025 guidance details are below.

Harsco Environmental Adjusted EBITDA is projected to be below prior-year results. Currency impacts, business divestitures, exited contracts and a less favorable services mix are expected to be partially offset by improvement initiatives, new contracts and product volumes.

Clean Earth Adjusted EBITDA is expected to increase versus 2024 as a result of volume growth, efficiency initiatives and net higher pricing, offsetting the impact of investments and certain items not repeating in 2025 (such as the benefit in 2024 from the reduction in bad debt reserves).

Harsco Rail Adjusted EBITDA is expected to decline versus 2024 as a result of lower shipments, a less favorable business mix, and higher manufacturing costs.

Corporate spending is anticipated to increase when compared with 2024 mainly as a result of the normalization of incentive compensation as well as non-cash equity compensation.

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2025 Full Year Outlook	Current	Prior
GAAP Loss From Continuing Operations	$(74) - $(56) million	$(36) - $(17) million
Adjusted EBITDA	$290 - $310 million	$305 - $325 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.97) - $(0.75)	$(0.50) - $(0.26)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.52) - $(0.30)	$(0.34) - $(0.11)
Net Cash Provided By Operating Activities	$141 - $171 million	$156 - $186 million
Adjusted Free Cash Flow	$15 - $35 million	$30 - $50 million
Net Interest Expense, Excluding Any Unusual Items	$107 - $110 million	$105 - $109 million
Account Receivable Securitization Fees	~$10 million	$10 million
Pension Expense (Non-Operating)	~$21 million	$20 million
Tax Expense, Excluding Any Unusual Items	$26 - $31 million	$28 - $33 million
Net Capital Expenditures	$130 - $140 million	$130 - $140 million

Q3 2025 Outlook
GAAP Loss From Continuing Operations	$(12) - $(3) million
Adjusted EBITDA	$76 - $86 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.16) - $(0.05)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.10) - $0.01

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the Company’s exploration of strategic alternatives; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) any delay to the Company’s review of strategic alternatives; (2) the Company’s inability to successfully secure a transaction as part of such review; (3) if such a transaction is entered into, the failure to consummate such transaction; (4) the possibility that any such transaction may not ultimately achieve the expected benefits; (5) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (6) the Company’s inability to comply with applicable environmental laws and regulations; (7) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (8) various economic, business, and regulatory risks associated with the waste management industry; (9) the seasonal nature of the Company's business; (10) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (11) the outcome of any disputes with customers, contractors and subcontractors; (12) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (13) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (14) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (15) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (16) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated
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with labor disputes, and increased operating costs associated with union organizations; (17) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (18) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (19) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (20) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (21) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (22) liability for and implementation of environmental remediation matters; (23) product liability and warranty claims associated with the Company’s operations; (24) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (25) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (26) tax liabilities and changes in tax laws; (27) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (28) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency
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forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.
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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues from continuing operations:
Service revenues	$505,241	$505,283	$982,081	$1,004,437
Product revenues	57,013	104,710	128,457	205,873
Total revenues	562,254	609,993	1,110,538	1,210,310
Costs and expenses from continuing operations:
Cost of services sold	394,811	388,222	767,213	781,074
Cost of products sold	68,339	91,996	119,700	177,406
Cost of services and products sold	463,150	480,218	886,913	958,480
Selling, general and administrative expenses	95,503	90,454	184,611	177,580
Research and development expenses	995	943	1,462	1,804
Property, plant and equipment impairment charge	7,386	—	7,386	—
Intangible asset impairment charge	—	2,840	—	2,840
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	(1,877)	—	(1,877)
Other expense (income), net	2,411	6,160	6,702	3,720
Total costs and expenses	569,445	578,738	1,087,074	1,153,242
Operating income (loss) from continuing operations	(7,191)	31,255	23,464	57,068
Interest income	470	3,435	924	5,132
Interest expense	(27,600)	(27,934)	(54,174)	(56,056)
Facility fees and debt-related income (expense)	(2,619)	(2,920)	(5,231)	(5,709)
Defined benefit pension income (expense)	(5,387)	(4,166)	(10,420)	(8,342)
Income (loss) from continuing operations before income taxes and equity in income	(42,327)	(330)	(45,437)	(7,907)
Income tax benefit (expense) from continuing operations	(3,609)	(10,020)	(11,555)	(17,935)
Equity in income (loss) of unconsolidated entities, net	44	127	72	(122)
Income (loss) from continuing operations	(45,892)	(10,223)	(56,920)	(25,964)
Discontinued operations:
Income (loss) from discontinued businesses	(889)	(1,211)	(2,468)	(2,703)
Income tax benefit (expense) from discontinued businesses	232	314	644	701
Income (loss) from discontinued operations, net of tax	(657)	(897)	(1,824)	(2,002)
Net income (loss)	(46,549)	(11,120)	(58,744)	(27,966)
Less: Net loss (income) attributable to noncontrolling interests	(1,058)	(2,481)	(2,259)	(3,597)
Net income (loss) attributable to Enviri Corporation	$(47,607)	$(13,601)	$(61,003)	$(31,563)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(46,950)	$(12,704)	$(59,179)	$(29,561)
Income (loss) from discontinued operations, net of tax	(657)	(897)	(1,824)	(2,002)
Net income (loss) attributable to Enviri Corporation common stockholders	$(47,607)	$(13,601)	$(61,003)	$(31,563)

Weighted-average shares of common stock outstanding	80,629	80,146	80,481	80,045
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.58)	$(0.16)	$(0.74)	$(0.37)
Discontinued operations	$(0.01)	$(0.01)	(0.02)	(0.03)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.59)	$(0.17)	$(0.76)	$(0.39)	(a)

Diluted weighted-average shares of common stock outstanding	80,629	80,146	80,481	80,045
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.58)	$(0.16)	$(0.74)	$(0.37)
Discontinued operations	$(0.01)	$(0.01)	(0.02)	(0.03)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.59)	$(0.17)	$(0.76)	$(0.39)	(a)

(a) Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30 2025	December 31 2024
ASSETS
Current assets:
Cash and cash equivalents	$97,796	$88,359
Restricted cash	15,739	1,799
Trade accounts receivable, net	287,251	260,690
Other receivables	46,789	40,439
Inventories	195,777	182,042
Current portion of contract assets	44,439	59,881
Prepaid expenses	50,688	62,435
Other current assets	9,402	14,880
Total current assets	747,881	710,525
Property, plant and equipment, net	694,553	664,292
Right-of-use assets, net	124,668	92,153
Goodwill	760,082	739,758
Intangible assets, net	286,512	298,438
Retirement plan assets	79,218	73,745
Deferred income tax assets	20,882	17,578
Other assets	56,515	53,744
Total assets	$2,770,311	$2,650,233
LIABILITIES
Current liabilities:
Short-term borrowings	$10,575	$8,144
Current maturities of long-term debt	25,227	21,004
Accounts payable	240,747	214,689
Accrued compensation	55,490	63,686
Income taxes payable	4,744	5,747
Reserve for forward losses on contracts	52,187	54,320
Current portion of advances on contracts	6,315	13,265
Current portion of operating lease liabilities	29,753	26,049
Derivative liabilities	38,104	1,284
Other current liabilities	162,922	158,194
Total current liabilities	626,064	566,382
Long-term debt	1,482,138	1,410,718
Retirement plan liabilities	28,651	27,019
Operating lease liabilities	97,198	67,998
Environmental liabilities	43,157	46,585
Deferred tax liabilities	24,090	26,796
Other liabilities	51,182	55,136
Total liabilities	2,352,480	2,200,634
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	147,706	146,844
Additional paid-in capital	264,000	255,102
Accumulated other comprehensive loss	(521,368)	(538,964)
Retained earnings	1,339,344	1,400,347
Treasury stock	(853,416)	(851,881)
Total Enviri Corporation stockholders’ equity	376,266	411,448
Noncontrolling interests	41,565	38,151
Total equity	417,831	449,599
Total liabilities and equity	$2,770,311	$2,650,233

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(46,549)	$(11,120)	$(58,744)	$(27,966)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	37,901	37,026	74,343	73,946
Amortization	7,561	8,006	14,964	16,180
Deferred income tax (benefit) expense	(5,163)	2,326	(2,387)	5,771
Equity in (income) loss of unconsolidated entities, net	(44)	(127)	(72)	122
Right-of-use assets	7,711	7,595	15,127	16,194
Property, plant and equipment impairment charge	7,386	—	7,386	—
Intangible asset impairment charge	—	2,840	—	2,840
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	(1,877)	—	(1,877)
Stock-based compensation	5,716	4,402	9,760	8,262
Other, net	(2,512)	(5,169)	(3,149)	(8,257)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(813)	(6,793)	(14,314)	17,633
Inventories	695	1,312	(8,300)	(3,985)
Contract assets	5,957	(3,688)	12,413	(12,887)
Accounts payable	1,578	7,965	10,716	(5,786)
Accrued interest payable	7,470	6,805	539	(15)
Accrued compensation	3,672	2,987	(11,433)	(22,544)
Advances on contracts and other customer advances	(3,554)	(5,503)	(18,324)	(7,121)
Operating lease liabilities	(7,643)	(7,664)	(15,078)	(15,876)
Retirement plan liabilities, net	4,893	(598)	9,381	(938)
Other assets and liabilities	(2,289)	311	5,745	(4,007)
Net cash (used) provided by operating activities	21,973	39,036	28,573	40,384
Cash flows from investing activities:
Purchases of property, plant and equipment	(39,035)	(33,639)	(60,659)	(60,520)
Proceeds from sale of businesses, net	—	16,588	—	16,588
Proceeds from sales of assets	2,317	3,271	3,764	7,584
Expenditures for intangible assets	(44)	(407)	(51)	(484)
Proceeds from note receivable	—	17,023	—	17,023
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(6,033)	1,185	(4,296)	584
Net cash (used) provided by investing activities	(42,795)	4,021	(61,242)	(19,225)
Cash flows from financing activities:
Short-term borrowings, net	3,019	5,865	5,831	(3,138)
Borrowings and repayments under Revolving Credit Facility, net	32,000	(38,000)	62,000	(3,000)
Repayments of Term Loan	(1,250)	(1,250)	(2,500)	(2,500)
Cash paid for finance leases and other long-term debt	(5,511)	(3,409)	(9,669)	(6,803)
Contributions from noncontrolling interests	—	—	—	874
Dividends paid to noncontrolling interests	—	(4,308)	—	(12,551)
Stock-based compensation - Employee taxes paid	(257)	(291)	(1,534)	(1,332)
Net cash (used) provided by financing activities	28,001	(41,393)	54,128	(28,450)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,927	(1,566)	1,918	(9,817)
Net increase (decrease) in cash and cash equivalents, including restricted cash	9,106	98	23,377	(17,108)
Cash and cash equivalents, including restricted cash, at beginning of period	104,429	107,408	90,158	124,614
Cash and cash equivalents, including restricted cash, at end of period	$113,535	$107,506	$113,535	$107,506
                                                13

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	June 30, 2025		June 30, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$258,009	$4,251	$292,929	$20,286
Clean Earth	246,282	24,610	236,105	23,882
Harsco Rail	57,963	(20,325)	80,959	(3,089)
Corporate	—	(15,727)	—	(9,824)
Consolidated Totals	$562,254	$(7,191)	$609,993	$31,255

	Six Months Ended
	June 30, 2025		June 30, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$501,115	$14,324	$592,048	$39,874
Clean Earth	481,513	47,275	462,135	44,475
Harsco Rail	127,910	(12,170)	156,127	(12,150)
Corporate	—	(25,965)	—	(15,131)
Consolidated Totals	$1,110,538	$23,464	$1,210,310	$57,068

                                                14

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands, except per share amounts)	2025	2024	2025	2024
Income (loss) from continuing operations, net of tax, as reported	$(46,950)	$(12,704)	$(59,179)	$(29,561)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)(b)	15,854	9,380	4,385	9,380
Strategic costs (c)(h)	3,468	794	4,993	1,475
Intangible asset impairment charge (d)	—	2,840	—	2,840
Remeasurement of long-lived assets (f)	—	—	—	10,695
Net gain on sale of businesses (g)	—	(1,877)	—	(1,877)
Restructuring and related costs (h)	—	—	3,333	—
Net gain on sale of assets (h)	—	—	—	(3,281)
Net gain on lease incentive (h)	—	(451)	—	(451)
Adjustment to contract termination charge (c)	(2,249)	—	(2,249)	—
Site exit costs (e)(h)	10,281	—	10,281	—
Gain on note receivable (i)	—	(2,686)	—	(2,686)
Income tax impact from adjustments above (j)	(3,157)	606	(3,803)	1,208
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(22,753)	(4,098)	(42,239)	(12,258)
Acquisition amortization expense, net of tax (k)	5,025	5,432	9,889	10,988
Adjusted income (loss) from continuing operations, net of tax	$(17,728)	$1,334	$(32,350)	$(1,270)

Diluted weighted average shares of common stock outstanding	80,629	80,146	80,481	80,045
Diluted earnings (loss) per share from continuing operations, as reported (l)	$(0.58)	$(0.16)	$(0.74)	$(0.37)
Adjusted diluted earnings (loss) per share from continuing operations (l)	$(0.22)	$0.02	$(0.40)	$(0.02)

(a)
Classified in Total revenues and includes a $12.2 million increase for the six months ended June 30, 2025 and a $3.2 million decrease for both the three and six months ended June 30, 2024 in adjustments related to adjustments for certain Harsco Rail contracts.

(b)
Classified in Cost of services and products sold and includes $15.9 million and $16.6 million for the three and six months ended June 30, 2025 and $6.1 million for both the three and six months ended June 30, 2024 related to adjustments for certain Harsco Rail contracts.

(c)	Classified in Selling, general and administrative expenses.
(d)	Classified in Intangible asset impairment charge.
(e)	Classified in Property, plant and equipment impairment charge.
(f)	Classified in Remeasurement of long-lived assets.
(g)	Classified in Gain on sale of businesses, net.
(h)	Classified in Other expense (income), net.
(i)	Classified in Interest income within non-operating activities.
(j)	Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(k)
Pre-tax acquisition amortization expense was $6.6 million and $13.1 million for the three and six months ended June 30, 2025, respectively, and $7.0 million and $14.2 million for the three and six months ended June 30, 2024.

(l)	Amounts above are rounded and recalculation may not yield precise results.

                                                15

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	September 30		December 31
	2025		2025
(in millions, except per share amounts) (a)	Low	High	Low	High
GAAP income (loss) from continuing operations, net of tax	$(13)	$(4)	$(78)	$(60)

Adjustments:
Change in provision for forward losses and other contract-related costs	—	—	4	4
Strategic costs	—	—	5	5
Restructuring and related costs	—	—	3	3
Adjustment to contract termination charge	—	—	(2)	(2)
Site exit costs	—	—	10	10
Income tax impact from adjustments above	—	—	(4)	(4)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(13)	(4)	(61)	(44)
Estimated acquisition amortization expense, net of tax	5	5	20	20
Adjusted income (loss) from continuing operations, net of tax	$(8)	$1	$(42)	$(24)

Diluted weighted average shares of common stock outstanding	81	81	81	81
GAAP diluted earnings (loss) per share from continuing operations	$(0.16)	$(0.05)	$(0.97)	$(0.75)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.10)	$0.01	$(0.52)	$(0.30)
(a) Amounts above are rounded and recalculation may not yield precise results.

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2025:
Operating income (loss), as reported	$4,251	$24,610	$(20,325)	$(15,727)	$(7,191)
Change in provision for forward losses and other contract-related costs	—	—	15,854	—	15,854
Strategic costs	—	—	—	3,468	3,468
Adjustment to contract termination charge	(2,249)	—	—	—	(2,249)
Site exit costs	10,281	—	—	—	10,281
Operating income (loss), excluding unusual items	12,283	24,610	(4,471)	(12,259)	20,163
Depreciation	27,046	9,549	1,051	255	37,901
Amortization	571	5,926	106	—	6,603
Adjusted EBITDA	$39,900	$40,085	$(3,314)	$(12,004)	$64,667
Revenues, as reported	$258,009	$246,282	$57,963		$562,254
Adjusted EBITDA margin (%)	15.5%	16.3%	(5.7)%		11.5%

Three Months Ended June 30, 2024:
Operating income (loss), as reported	$20,286	$23,882	$(3,089)	$(9,824)	$31,255
Strategic costs	—	—	—	794	794
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Change in provision for forward losses and other contract costs	—	—	9,380	—	9,380
Net gain on sale of assets	—	—	—	—	0
Intangible asset impairment charge	2,840	—	—	—	2,840
Gain on sale of businesses, net	(1,877)	—	—	—	(1,877)
Operating income (loss), excluding unusual items	20,798	23,882	6,291	(9,030)	41,941
Depreciation	27,450	8,249	1,023	304	37,026
Amortization	975	5,989	67	—	7,031
Adjusted EBITDA	$49,223	$38,120	$7,381	$(8,726)	$85,998
Revenues, as reported	$292,929	$236,105	$80,959		$609,993
Adjusted EBITDA margin (%)	16.8%	16.1%	9.1%		14.1%

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2025:
Operating income (loss), as reported	$14,324	$47,275	$(12,170)	$(25,965)	$23,464
Change in provision for forward losses on certain contracts and related costs	—	—	4,385	—	4,385
Strategic costs	—	—	—	4,993	4,993
Restructuring and related costs	3,333	—	—	—	3,333
Adjustment to contract termination charge	(2,249)	—	—	—	(2,249)
Site exit costs	10,281	—	—	—	10,281
Operating income (loss), excluding unusual items	25,689	47,275	(7,785)	(20,972)	44,207
Depreciation	52,555	19,169	2,083	536	74,343
Amortization	1,111	11,771	173	—	13,055
Adjusted EBITDA	$79,355	$78,215	$(5,529)	$(20,436)	$131,605
Revenues, as reported	$501,115	$481,513	$127,910		$1,110,538
Adjusted EBITDA margin (%)	15.8%	16.2%	(4.3)%		11.9%

Six Months Ended June 30, 2024:
Operating income (loss), as reported	$39,874	$44,475	$(12,150)	$(15,131)	$57,068
Remeasurement of long-lived assets	—	—	10,695	—	10,695
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	9,380	—	9,380
Strategic costs	—	—	—	1,475	1,475
Net gain on sale of assets	—	—	—	(3,281)	(3,281)
Intangible asset impairment charge	2,840	—	—	—	2,840
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Gain on sale of businesses, net	(1,877)	—	—	—	(1,877)
Operating income (loss), excluding unusual items	40,386	44,475	7,925	(16,937)	75,849
Depreciation	56,239	15,662	1,384	661	73,946
Amortization	1,993	12,156	89	—	14,238
Adjusted EBITDA	$98,618	$72,293	$9,398	$(16,276)	$164,033
Revenues, as reported	$592,048	$462,135	$156,127		$1,210,310
Adjusted EBITDA margin (%)	16.7%	15.6%	6.0%		13.6%
                                                18

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(45,892)	$(10,223)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(44)	(127)
Income tax expense (benefit) from continuing operations	3,609	10,020
Defined benefit pension expense (income)	5,387	4,166
Facility fees and debt-related expense (income)	2,619	2,920
Interest expense	27,600	27,934
Interest income	(470)	(3,435)
Depreciation	37,901	37,026
Amortization	6,603	7,031

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	15,854	9,380
Strategic costs	3,468	794
Adjustment to net gain on lease incentive	—	(451)
Intangible asset impairment charge	—	2,840
Gain on sale of business, net	—	(1,877)
Adjustment to contract termination charge	(2,249)	—
Site exit costs	10,281	—
Consolidated Adjusted EBITDA	$64,667	$85,998

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Six Months Ended June 30
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(56,920)	$(25,964)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(72)	122
Income tax expense (benefit) from continuing operations	11,555	17,935
Defined benefit pension expense	10,420	8,342
Facility fee and debt-related expense	5,231	5,709
Interest expense	54,174	56,056
Interest income	(924)	(5,132)
Depreciation	74,343	73,946
Amortization	13,055	14,238

Unusual items:
Change in provision for forward losses and other contract-related costs	4,385	9,380
Remeasurement of long-lived assets	—	10,695
Strategic costs	4,993	1,475
Net gain on sale of assets	—	(3,281)
Adjustment to net gain on lease incentive	—	(451)
Intangible asset impairment charge	—	2,840
Gain on sale of businesses, net	—	(1,877)
Restructuring and related costs	3,333	—
Adjustment to contract termination charge	(2,249)	—
Site exit costs	10,281	—
Adjusted EBITDA	$131,605	$164,033

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	September 30		December 31
	2025		2025
(In millions) (a)	Low	High	Low	High
Consolidated loss from continuing operations	$(12)	$(3)	$(74)	$(56)

Add back (deduct):
Income tax expense (benefit) from continuing operations	6	8	22	27
Facility fees and debt-related (income) expense	3	2	10	10
Net interest	28	27	110	107
Defined benefit pension (income) expense	5	5	21	21
Depreciation and amortization	47	47	181	181

Unusual items:
Change in provision for forward losses and other contract-related costs	—	—	4	4
Strategic costs	—	—	5	5
Restructuring and related costs	—	—	3	3
Adjustment to contract termination charge	—	—	(2)	(2)
Site exit costs	—	—	10	10
Consolidated Adjusted EBITDA	$76	$86	$290	$310
(a) Amounts above are rounded and may not total.

                                                21

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2025	2024	2025	2024
Net cash provided (used) by operating activities	$21,973	$39,036	$28,573	$40,384
Less capital expenditures	(39,035)	(33,639)	(60,659)	(60,520)
Less expenditures for intangible assets	(44)	(407)	(51)	(484)
Plus capital expenditures for strategic ventures (a)	778	297	1,127	1,450
Plus total proceeds from sales of assets (b)	2,317	3,271	3,764	7,584
Plus transaction-related expenditures (c)	—	940	—	4,440
Adjusted free cash flow	$(14,011)	$9,498	$(27,246)	$(7,146)

(a) Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b) Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The six months ended June 30, 2024 also included asset sales by Corporate.
(c) Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                22

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Projected Twelve Months Ending December 31
	2025
(In millions)	Low	High
Net cash provided by operating activities	$141	$171
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Adjusted free cash flow	$15	$35

                                                23

ENVIRI CORPORATION HARSCO ENVIRONMENTAL SEGMENT CHANGES IN TOTAL REVENUES, EXCLUDING DIVESTITURES (Unaudited)

(in millions)	Three Months Ended
Harsco Environmental segment revenues - June 30, 2024	$292.9

Effects on revenues:
Price/volume changes (a)	(16.9)
Foreign currency translation	3.6
Divestitures (b)	(21.6)
Total change	(34.9)
Harsco Environmental segment revenues - June 30, 2025	$258.0
Total change %	(11.9)%

Total % change from divestitures	(7.4)%
Total % change, excluding divestitures	(4.5)%
(a) Includes the net impact of new and lost contracts.
(b) Includes the sale of Reed Minerals in August 2024.

                                                24